UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2004

                           DECKERS OUTDOOR CORPORATION

             (Exact name of registrant as specified in its charter)


            Delaware                       0-22446             95-3015862
---------------------------------  ---------------------- --------------------
  (State or other jurisdiction    (Commission File Number)  (I.R.S. Employer
of incorporation or organization)                         Identification  No.)


    495-A South Fairview Avenue, Goleta, California                 93117
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       (Address of principal executive offices)                  (Zip Code)

                                 (805) 967-7611
              (Registrant's telephone number, including area code)


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Item 1.01           Entry into a Material Definitive Agreement.

                  After consultations with its independent compensation consultant, the board of directors and the compensation committee of DECKERS OUTDOOR CORPORATION have determined to cease issuing stock options to directors, officers and employees of the Corporation and, rather, to issue restricted stock grants under the Corporation's 1993 Stock Incentive Plan (the "Plan"). As of December 20, 2004, officers and key employees will be eligible to receive restricted stock grants annually in an amount to be determined by the board of directors or the compensation committee. The vesting of the restricted stock grants will be as set forth in each grant and be dependent on the achievement of certain corporate milestones and continued employment with the company for a designated period. In addition, for fiscal year 2005, each director will be issued 400 shares of common stock on a quarterly basis. The directors will also receive an increase in their annual retainer to $20,000 from $11,000 and the board committee meeting fees will be increased to $1,500 from $1,000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DECKERS OUTDOOR CORPORATION


Date:    December 27, 2004              By:  /s/ M. Scott Ash
                                             ---------------------------
                                             M. Scott Ash,
                                             Chief Financial Officer




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